                                                                   EXHIBIT 99.2

              NOTICE OF GUARANTEED DELIVERY FOR OFFER TO EXCHANGE
             NEWLY ISSUED EXCHANGEABLE SENIOR DEBENTURES DUE 2008


                                      OF

                               PENNZOIL COMPANY

                             FOR A PORTION OF ITS
                6 1/2% EXCHANGEABLE SENIOR DEBENTURES DUE 2003
                                      AND
                4 3/4% EXCHANGEABLE SENIOR DEBENTURES DUE 2003

  Registered holders of 6 1/2% exchangeable senior debentures due 2003 (the "6 1/2% Debentures") and 4 3/4% exchangeable senior debentures due 2003 (the "4 3/4% Debentures" and, together with the 6 1/2% Debentures, the "Old Debentures") of Pennzoil Company, a Delaware corporation (the "Company" or "Pennzoil"), who wish to tender any such Old Debentures in exchange for exchangeable senior debentures due 2008 (the "New Debentures") of the Company, on the terms and subject to the conditions set forth in the Prospectus of the
Company, dated       , 1997 (the "Prospectus"), and the related Letter of
Transmittal, and whose Old Debentures are not immediately available or who cannot deliver their Old Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Texas Commerce Bank National Association (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER:

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

   By Hand or Overnight Courier:                             By Mail:

  c/o Texas Commerce      Texas Commerce Trust      (registered or certified
         Bank              Company of New York          mail recommended)
 National Association    55 Water Street, North   Texas Commerce Bank National
   Corporate Trust              Building                   Association
   Service  or          Room 234, Windows 20 & 21   Corporate Trust Services
 1201 Main, 18th Floor  New York, New York 10041          P.O. Box 2320
  Dallas, Texas 75202                               Dallas, Texas 75221-2320

                               Facsimile Number:
                       (For Eligible Institutions Only)

                                (214) 672-5746

                             Confirm by Telephone:

                                (214) 672-5678

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for the guarantee of signatures.

  The undersigned hereby tenders the aggregate principal amount at maturity of Old Debentures indicated below, upon the terms and subject to the conditions
contained in the Prospectus, dated       , 1997, of the Company, receipt of
which is hereby acknowledged.

                    DESCRIPTION OF OLD DEBENTURES TENDERED

Aggregate Principal Amount at Maturity of 6 1/2% Debentures:$

Aggregate Principal Amount at Maturity of 4 3/4% Debentures:$

Certificate Number(s) (if available): ___________________
                          -------------------------------

                        INTEREST RATE PER DEBENTURE AT
             WHICH OLD DEBENTURES ARE BEING TENDERED FOR EXCHANGE

                              CHECK ONLY ONE BOX.
                        IF MORE THAN ONE BOX IS CHECKED
                       OR IF NO BOX IS CHECKED, THERE IS
                      NO VALID TENDER OF OLD DEBENTURES.
                   OLD DEBENTURES TENDERED AT INTEREST RATE
                          DETERMINED BY DUTCH AUCTION

[_]The undersigned wants to maximize the chance of having the Company accept for exchange all of the Old Debentures that the undersigned is tendering. Accordingly, by checking this one box INSTEAD OF ONE OF THE INTEREST RATE BOXES BELOW, the undersigned hereby tenders Old Debentures at, and is willing to accept, the Interest Rate resulting from the Dutch auction tender process. This action could result in receiving interest rate as low as 4 3/4% or as high as 6%.

           *** CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW ***
                   OLD DEBENTURES TENDERED AT INTEREST RATE
                             DETERMINED BY HOLDER

           [_]      4.75%       [_]       5.10%       [_]       5.45%       [_]       5.80%
           [_]      4.80%       [_]       5.15%       [_]       5.50%       [_]       5.85%
           [_]      4.85%       [_]       5.20%       [_]       5.55%       [_]       5.90%
           [_]      4.90%       [_]       5.25%       [_]       5.60%       [_]       5.95%
           [_]      4.95%       [_]       5.30%       [_]       5.65%       [_]       6.00%
           [_]      5.00%       [_]       5.35%       [_]       5.70%
           [_]      5.05%       [_]       5.40%       [_]       5.75%

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

        IF OLD DEBENTURES ARE BEING TENDERED AT MORE THAN ONE INTEREST
              RATE, YOU MUST USE A SEPARATE LETTER OF TRANSMITTAL
                    FOR EACH INTEREST RATE TO BE SPECIFIED

  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held for the account of the undersigned.

Address(es):_____________________________________________
     ------------------------------------------------

Area Code and Telephone Number: _________________________

Signature(s):____________________________________________
     ------------------------------------------------

If Old Debentures will be delivered by book-entry transfer to The Depository Trust
Company, provide account number.

Account Number:_________________________________________

The undersigned has a net long position in Old Debentures or equivalent securities at least equal to the Old Debentures described above (that will be delivered within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery) within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

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

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Debentures, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:________________________     -------------------------------------
Address:_____________________________            (Authorized Signature)
    -------------------------------       -------------------------------------
    -------------------------------       Name: _______________________________
          (Include Zip Code)                       (Please type or print)
Area Code and Telephone Number: _____     Title: ______________________________
Date: _______________________________

  NOTE: DO NOT SEND CERTIFICATES OF OLD DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF OLD DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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